UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 27, 2012, Oramed Ltd. (the "Subsidiary"), a wholly-owned subsidiary of Oramed Pharmaceuticals Inc. (the "Company"), entered into a Master Services Agreement with Medpace, Inc. ("Medpace"), to retain Medpace as a Clinical Research Organization, for the Subsidiary's upcoming Phase 2 clinical trial for an oral insulin capsule. The FDA approved trial is expected to start in the first calendar quarter of 2013 in the United States and is expected to be completed in September 2013.

As consideration its services, the Subsidiary will pay Medpace a total amount of up to $3.5 million that will be paid over the term of the engagement and based on the achievement of certain milestones.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

See Items 1.01 and 3.02 of the Current Report on Form 8-K filed bythe Company on August 28, 2012, as amended by the Company's Current Report on Form 8-K/A filed today, which is incorporated herein by reference (the “Initial Form 8-K”).   Since the issuances of securities reported in Item 3.02 of the Initial Form 8-K, the Company has consummated the issuances of 3,446,197  additional units described in Item 1.01 of the Initial Form 8-K for aggregate additional consideration of $1,275,092.   The Company has paid cash consideration of $71,250 and might be required to pay additional cash consideration of $7,500, all as finder's fees, in connection with the aggregate private placements reported in the Initial Form 8-K and this report.  The issuances of the units described in this report were not registered under the Securities Act of 1933, as amended (the "Securities Act"), because they either constituted an "offshore transaction" under Regulation S thereunder or a private placement to an “accredited investor” as defined in Rule 501(a) of Regulation D and exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

ITEM 5.02(d)	ELECTION OF DIRECTORS

On September 24, 2012, the Company increased the size of its Board of Directors by one and appointed Mr. Gerald M. Ostrov as a member of the Company's Board of Directors effective September 24, 2012.

Mr. Ostrov is currently Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit at Pfizer, Inc., the world's largest research-based pharmaceutical company.

The Company has not yet determined if Mr. Ostrov will serve on any of its Board committees.

As remuneration for his service as a director, Mr. Ostrov will receive the same annual fee as the Company's other non-executive directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: September 27, 2012
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director